SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2011

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-147560 (Commission File Number)	33-1176182 (I.R.S. Employer Identification Number)

4093 Oceanside Boulevard, Suite B

Oceanside, CA 92056

(Address of Principal Executive Offices and Zip Code)

(760) 295-7208

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01    Completion of Acquisition or Disposition of Assets.

As was previously reported in a Current Report on Form 8-K filed on November 18, 2010, the Registrant entered into a Material Definitive Agreement entitled: Common Stock Share Exchange Agreement effective November 16, 2010 to acquire all of the issued and outstanding stock of Splint Decisions, Inc., a California corporation based in Oceanside, California (“SDI”).  SDI is a development stage company whose business plan is focused on the development, production and marketing of cost effective technologies and therapeutic modalities for the treatment and prevention of common neurologic, sleep and temporomandibular disorders. The Common Stock Share Exchange Agreement closed on March 31, 2011.

Under the terms of the Common Stock Share Exchange Agreement, the Registrant agreed to adopt amendments to it’s articles of incorporation, prior to the closing, to increase its shares of authorized common stock from 70,000,000 to 700,000,000; and, to change the Company’s name to Therapeutic Solutions International, Inc. The Registrant filed a Current Report on Form 8-K on March 18, 2011 notifying the Commission that it’s Articles of Incorporation was amended to increase the number of authorized shares to 700,000,000 and the name of the Registrant was changed to Therapeutic Solutions International, Inc. The Registrant’s trading symbol on the OTC-QB Market was changed from “FYAD” to “TSOI.”

After completion of the foregoing, the Registrant agreed to issue to SDI’s two shareholders, Dr. James P. Boyd and Mr. Timothy G. Dixon, a total of two hundred and fifty million, five hundred and twenty three thousand, three hundred and thirty three (250,523,333) restricted common shares representing 85.00% of the total number of issued and outstanding shares of the Registrant, and SDI agreed to tender in transferable and assignable condition to the Registrant, one thousand (1,000) common shares representing 100% of the issued and outstanding shares of SDI all of which having been legally issued, fully paid, are non-assessable and not issued in violation of the preemptive rights of any other person. This transaction was intended to qualify as a tax-free exchange pursuant to Sections 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

Prior to the closing of the Common Stock Share Exchange Agreement, there was no material relationship between the Registrant and SDI.

However, it should be noted that the Registrant previously reported in a Current Report on Form 8-K filed on May 18, 2010, that it entered into a material definitive agreement not made in the ordinary course of its business with TMD Courses, Inc., a California Corporation (“TMD”). TMD’s sole directors and shareholders were also Dr. James P. Boyd and Mr. Timothy G. Dixon. The material definitive agreement between the Registrant and TMD provided that the Registrant would acquire the business of TMD in an exchange of common stock that was intended to qualify as a tax-free exchange pursuant to Sections 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The material definitive agreement was intended to close not later than July 31, 2010. However, the parties did not close the material definitive agreement by July 31, 2010 and the transaction and agreement terminated due to the expiration of time. The Registrant reported the termination of the material definitive agreement on Form 8-K filed on August 2, 2010, and also disclosed the relationship and transaction in its Form 14C filings on January 19, 2011 and February 15, 2011.

Aside from the foregoing, the Registrant had no other material relationship with Dr. James P. Boyd, Mr. Timothy G. Dixon or TMD prior to the closing of the Common Stock Share Exchange Agreement on March 31, 2011.

Coincident with the closing of the Common Stock Share Exchange Agreement, the Registrant’s sole director, Mr. Gerry Berg, appointed Dr. James P. Boyd and Mr. Timothy G. Dixon directors of the Company. Mr. Berg then resigned as director. Mr. Timothy G. Dixon was then appointed President and Chief Financial Officer of the Registrant.

Section 3 – Securities and Trading Markets

Item 3.02    Unregistered Sales of Equity Securities.

As a result of the closing of the Common Stock Share Exchange Agreement, Registrant issued two hundred and fifty million, five hundred and twenty three thousand three hundred and thirty three (250,523,333) restricted common shares in a private transaction to the shareholders of SDI that was offered only to SDI in a single transaction in California.

In agreeing to issue to SDI and its shareholders James P. Boyd and Timothy G. Dixon shares of the Company’s common stock pursuant to the Common Stock Share Exchange Agreement, the Company relied on the following exemptions from the registration requirements of Section 5 of the SEC Act: Section 4.6—the Accredited Investor Exemption—contained in Rule 506 of Regulation D pursuant to the Securities Act that exempts from registration offers and sales of securities to accredited investors when the total offering price is less than $5 million, and where the Registrant did not engage in public advertising or solicitation in connection with the transaction and the shares issued by the Registrant contain re-sale restrictions; and, Section 4.2—the Accredited Investor Exemption—contained in Rule 506 of Regulation D pursuant to of the Securities Act which provides that an issuer may sell an unlimited amount of stock to accredited investors without general solicitation or advertising as long as the issuer answers questions, delivers documents to participating non-accredited investors, provides financial statements consistent with Rule 505 and issues restricted shares.

As a result of the issue, there are now 294,733,333 common shares of Registrant issued and outstanding.

Section 5 – Corporate Governance and Management

Item 5.01    Changes in Control of Registrant.

As a result of the closing of the Common Stock Share Exchange Agreement and the Registrant’s issuance of two hundred and fifty million, five hundred and twenty three thousand three hundred and thirty three (250,523,333) restricted common shares in a private transaction to the shareholders of SDI, there has been a change of control of the Registrant.

On November 16, 2010, the Registrant and SDI entered into the Common Stock Share Exchange Agreement noted above. The transaction required the Registrant to (i) increase its number of authorized common shares from 70,000,000 to 700,000,000, (ii) change its name from Friendly Auto Dealers, Inc. to Therapeutic Solutions International, Inc., then (iii) issue to SDI, in exchange for all of SDI’s issued and outstanding common stock, 250,523,333 restricted common shares in the Registrant and (iv) appoint Dr. James P. Boyd and Mr. Timothy G. Dixon directors of the Company, with the Registrant’s previous sole director, Mr. Gerry Berg, resigning. As noted, all of the conditions to closing of the Common Stock Share Exchange Agreement were satisfied and with the issuance of 250,523,333 restricted common shares to SDI by the Registrant, 85.00% of the total number of issued and outstanding shares eligible to vote are now controlled by SDI’s shareholders Dr. James P. Boyd and Mr. Timothy G. Dixon.

The Registrant indicated in its most recent annual report filed on Form 10-K that it is a shell company. From inception, the Registrant engaged in start-up activities consistent with being a development stage company that began its operations in August 2007. As a result of the closing of the Common Stock Share Exchange Agreement on March 31, 2011, the Registrant’s previous business efforts in the start-up and development stage materially changed, and the Registrant has ceased being a shell company as defined by Section 12b-2 of the Act and is filing with this Form 8-K Current Report, the information that would be required if the Registrant was filing a general form of registration on Form 10. See the discussion in Section 5.06."

Item 5.02.  Departure of Directors or Certain Offices; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 31, 2011, the then officer and director of Registrant, Mr. Gerry Berg, resigned after appointing the following to replace him:

Dr. James P. Boyd	Director and Director of Research and Product Development.
Mr. Timothy G. Dixon	President/Secretary/Treasurer/Director and Chief Financial Officer.

Mr. Berg expressed no disagreement with Registrant that caused him to resign as officer and director, and his resignation resulted solely from the change of control caused by the Common Stock Share Exchange Agreement.  The Registrant provided Mr. Berg with a copy of this disclosure more than one day before its filing and the Registrant provided Mr. Berg with the opportunity to provide a letter stating whether he agrees or disagrees with the disclosure.

There is currently no material plan, contract or arrangement, or any agreement or understanding with either Dr. Boyd or Mr. Dixon in connection with the acquisition of SDI by the Registrant, or any plan or agreement for compensation of Dr. Boyd or Mr. Dixon by the Registrant.

Dr. James P. Boyd

Dr. James P. Boyd, DDS was educated at the University of Southern California, receiving his baccalaureate degree in 1981 and his postgraduate degree in Dentistry in 1985. Dr. Boyd founded the Headache Prevention Institute in Bloomfield Hills, Michigan in 1995, and through 1999 exclusively treated patients suffering from chronic tension-type headache, migraine, and jaw disorders. The FDA approved the NTI for marketing to dentists for the prevention of TMJ syndrome in July of 1998.  Having served its research and development purpose, HPI closed in March of 1999.  In June of 2001, the FDA approved the NTI device for the prevention of medically diagnosed migraine pain.

Dr. Boyd is the past Director of Research and Senior Clinical Instructor at the White Memorial Medical Center Craniofacial/TMD clinic in Los Angeles and currently practices with Andrew Blumenfeld, MD, (a neurologist specializing in migraine) at The Headache Center, part of the Neurology Center at the Scripps Hospital campus in Encinitas, California and lectures throughout the U.S. and internationally. Dr. Boyd served as the CEO of NTI-TSS, Inc from 2000 to 2009; presently serves as the CEO of TMD Courses, Inc. from March 2010 to present; and as the CEO of SDI from September 2010 to present.  Dr. Boyd holds a Doctorate degree (DDS) from the University of Southern California School of Dentistry with Special Recognition by the Dean for Outstanding Achievement, Service and Contribution.

Dr. Boyd has the following professional publications to his credit:

“Intractable Migraine Headache Reduction With a Targeted Approach to Reduce Trigeminal Nerve Activity Using the NTI Tension Suppression System: A Case Study”, present at the American Headache Society Scientific Session, Los Angeles, June, 2006;

“Taming Destructive Forces Using a Simple Tension Suppression Device” PostGrandDent, 2000;

“Trigeminal Pharyngioplasty: Treatment of the Forgotten Accessory Muscles of Mastication Which Are Associated With Orofacial Pain and Ear Symptomology” Journal of Pain Management, July 2002;

"TM Disorders and referred symptomatology: Etiology, Pathogenia and Management" accepted for publication Journal of Pain Management; and,

"TM Disorders: Aural Symptoms and Craniofacial Pain" accepted for publication Journal of Pain Management.

Dr. Boyd has not filed a petition under the Federal bankruptcy laws or any state insolvency law. Further no court has ever appointed a receiver, fiscal agent or similar officer for the business or property of Dr. Boyd, or for any partnership in which he was a general partner at or within two years before the time of this filing, or any corporation or business association of which he was an executive officer at or within two years before the time of this filing.

Dr. Boyd has not been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses).

Dr. Boyd has not been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting him from engaging in any kind of business activity or engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws.

At no time has Dr. Boyd been involved in any transaction to date involving the Company where the Company was or is a participant and in which Dr. Boyd will have a direct or indirect material interest other than the Common Stock Share Exchange Agreement.

Dr. Boyd will not serve as an independent director.

Mr. Timothy G. Dixon

Timothy G. Dixon will serve as a Director, President and Chief Financial Officer of the Company after closure of the Common Stock Share Exchange Agreement. Mr. Dixon began working with Dr. Boyd in 1995 while Dr. Boyd was conducting clinical research at the Headache Prevention Institute on the effects of nocturnal parafunction on patients who suffered from headaches and migraine. Mr. Dixon originally provided IT Services to support Dr. Boyd's work.  Mr. Dixon presently serves as the President of MxThree Dimensional Media from 2004 to present; as the President of TMD Courses, Inc. from 2006 to present and; as the President of SDI from September 2010 to present. Mr. Dixon has worked in the field of Dentistry with Dr. Boyd since 1995 and has attended hundreds of hours of continuing dental education throughout the years and has produced many educational DVD’s used by dental professionals world wide on the subject of parafunctional control, migraine prevention, therapeutic botox injections, migraine pathophysiology, dental sleep medicine, and NTI therapeutic protocol.

Mr. Dixon has not filed a petition under the Federal bankruptcy laws or any state insolvency law. Further no court has ever appointed a receiver, fiscal agent or similar officer for the business or property of Mr. Dixon, or for any partnership in which he was a general partner at or within two years before the time of this filing, or any corporation or business association of which he was an executive officer at or within two years before the time of this filing.

Mr. Dixon has not been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses).

Mr. Dixon has not been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting him from engaging in any kind of business activity or engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws.

At no time has Mr. Dixon been involved in any transaction to date involving the Company where the Company was or is a participant and in which Mr. Dixon will have a direct or indirect material interest.

Mr. Dixon is not an independent director.

Item 5.03.  Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

The Registrant filed a Current Report on Form 8-K on March 18, 2011 notifying the Commission that it’s Articles of Incorporation was amended to increase the number of authorized shares to 700,000,000 and the name of the Registrant was changed to Therapeutic Solutions International, Inc. The Registrant’s trading symbol on the OTC-QB Market was changed from “FYAD” to “TSOI.”

Item 5.06.  Change in Shell Company Status.

The Registrant indicated in its most recent annual report filed on Form 10-K that it is a shell company. From inception, the Registrant engaged in start-up activities consistent with being a development stage company that began its operations in August 2007. As a result of the closing of the Common Stock Share Exchange Agreement on March 31, 2011, the Registrant’s previous business efforts in the start-up and development stage materially changed, and the Registrant has ceased being a shell company as defined by Section 12b-2 of the Act and is filing with this Form 8-K Current Report, the information that would be required if the Registrant was filing a general form of registration on Form 10.

As a result of the closing of the Common Stock Share Exchange Agreement, the Registrant relocated its offices to 4093 Oceanside Boulevard, Suite. B, Oceanside, CA 92046. This location provides approximately 1300 square feet of space that is now being used as the sales and administrative offices of the Registrant and a warehouse to handle storage of product and shipping. The rent is $1,250 per month and the landlord is a related party of the Registrant.

Additionally, on April 1, 2011, the Registrant hired seven employees who will perform services to the Registrant including telephone and Internet sales, shipping and receiving, accounting, administration, research and development, training and information technology support.

In conjunction with acquiring its new offices and employees, the Registrant also on April 1, 2011 acquired certain personal property from a related party, including desk top computers, desks, office chairs, bookcases, ladders, shelving, copiers, printers and office supplies and a refrigerator valued at a price of $6,750 payable by the Registrant on June 15, 2011.

The Registrant began its production and sale of The Total Splint System on April 1, 2011 by and through its Internet web sites including its clinical research site: www.nti-tss.com, its e-commerce portal located at www.ordertsi.com, its patient education site located at www.headacheprevention.com, and its corporate website located at www.therapeuticsolutionsint.com.

As a result of the closing of the Common Stock Share Exchange Agreement and the Registrant’s subsequent acquisition of the above noted assets, the Total Splint System became our main operational business.  Consequently, we believe that with the closing of the Common Stock Share Exchange Agreement has caused us to cease to be a shell company. For information about the Common Stock Share Exchange Agreement, please see the information set forth above under Item 2.01 and Exhibit 10.1 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 1.

Business.

The Company.

As a result of the closing of the Common Stock Share Exchange Agreement, the Registrant acquired the business of Splint Decisions, Inc. (“SDI”).

SDI is a development stage enterprise that was incorporated on September 21, 2010, under the laws of the State of California.

The Business.

On October 22, 2010, SDI entered into an Exclusive Licensing Agreement with Boyd Research, Inc., a California Corporation that owns certain patents, patents pending, trademarks and other trade know-how respecting the research and development of a product called the “Total Splint System,” a multi-diagnostic, multi-therapeutic one-step mouthpiece system that the Registrant plans to market to licensed dentists. The term of the contract is for one-year periods that renew automatically for subsequent one-year terms.

SDI acquired the exclusive world-wide rights to all know- how, technical data, or other information of any kind regarding the design, manufacture, operation, use, or sale of any Product or other device for use in any field and incorporating or based on United States Patent Application # 61387548 “The Total Splint System” and Letters Patent No. 6,666,212 B2, foreign counterparts of this patent, or of the applications leading to such patents, any other patents now or hereafter owned or controlled by Boyd Research, Inc. or based on any products currently sold by Boyd Research, Inc., and any modification or improvements thereto made by Boyd Research, Inc. or SDI.

In exchange for the above-noted rights, SDI agreed to pay to Boyd Research, Inc. minimum guaranteed Royalties equal to thirty percent (30%) of net monthly sales by SDI from the use and sale of the “Total Splint System” for the first year this Agreement is effective, or until October 22, 2011. Thereafter, SDI agreed to pay to Boyd Research, Inc. minimum guaranteed Royalties equal to ten percent (10%) of the net monthly sales by SDI for the remaining life of the Patents issued and the Patents issuable upon approval of the U.S. Patent and Trademark Office for those Patent Applications submitted by Boyd Research, Inc. as noted in the Exclusive License Agreement. The monthly Royalties shall be paid in four equal quarterly installments and shall be paid in advance for each quarter on the first day of each quarter.

On November 16, 2010, SDI and Boyd Research, Inc. entered into an Agreement with the Registrant for the Assignment of the October 22, 2010 Exclusive License Agreement to the Registrant. By the express terms of the Exclusive License Agreement between Boyd Research, Inc. and SDI, SDI had to acquire the written agreement of Boyd Research, Inc. prior to any assignment of the rights contained in the Exclusive License Agreement.

By virtue of the assignment, Boyd Research, Inc. and SDI agreed to transfer, convey, sell and assign to the Registrant all of SDI’s right, title and interest in and to the licenses for patents and patent applications and other intellectual property listed in the Exclusive License Agreement and transfer, convey, sell and assign to the Registrant any license for the use of trademarks and service marks and all related applications (including intent to use applications) Boyd Research, Inc. licensed to SDI.

The Product: The Total Splint System.

Dr. James P. Boyd designed “The Total Splint System” to address a segment of the dental appliance market targeted to licensed dental practitioners. Dr. Boyd determined that some licensed dentists purchased and used full arch coverage splints in their practice to treat a variety of disorders such as bruxism and migraine headaches. It is this segment of the dental profession the Registrant intends to market “The Total Splint System” to.  It is estimated that in excess of three million full coverage splints are prescribed annually. These bruxism splints are typically designed along the lines of the Total Splint System utilizing one or two mouthpieces that are fit by a dentist on the upper or lower teeth.

The Registrant feels the demand for this product will be high considering that the device is approved by the FDA for the Prevention of Medically Diagnosed Migraine Pain, the prevention of Mild to Moderate Obstructive Sleep Apnea, and for the treatment of Bruxism.

The Registrant examined the patent applications for the Total Splint System and the patents used in its design. Concurrently, it reviewed 1995 information from the Journal of the American Dental Association regarding splint treatments and prescription patterns in the United States. The Registrant viewed as important and critical information contained on page 6 of this report which provided an “estimated total of 3.60 million splints per year are made by U.S. dentists at an estimated cost of $275 per splint the total U.S. expenditure for all splint fabrication for bruxism and TMD patients is approximately $990 million per year.” Further, it was noted, “these splint treatments represented 2.91 percent of all 1990 U.S. dental health care dollars (an estimated $34 billion was spent on dental health in the United States during 1990, according to an HCFA estimate). If the prevalence of bruxism requiring treatment is 5 percent in the United States, then, according to our results, approximately 12.8 percent of these bruxers would receive a splint each year. If the prevalence of TMDs requiring treatment were also 5 percent, then approximately 16.2 percent of MPD plus TMJ dysfunction patients would receive a dental splint each year. Thus, based on our results, somewhere between one-sixth and one-eighth of the population suffering from TMD or bruxism is estimated as being treated with a new dental splint during a given year.”

The Registrant believes based upon the facts cited in these sources and its investigation, that these 1995 numbers related to the per splint cost of splint prescriptions have increased in price since then, and that the market is large and presents a well established opportunity for the Registrant. The Registrant also considered the fact that Dr. Boyd and Boyd Research, Inc. had other patented and FDA approved properties including the NTI device and had an established reputation. Therefore, the Registrant felt that the opportunity to acquire the Total Splint System business was significant, and presented the best opportunity for our shareholders.

The Total Splint System and the Registrant’s Plan Of Operations

The Total Splint System (TSS) provides the dental practitioner with a multi-diagnostic, multi-therapeutic, one-step mouthpiece system that can dramatically reduces both the cost and time required to treat a plurality of diseases and conditions that heretofore were considered excessively expensive and time-consuming for the general population.

The Total Splint System is comprised of two plastic trays designed as mouthpieces and formed from a polycarbonate material that when lined with a warmed thermoplastic filler, is fitted over the patients upper or lower teeth until the material cools, thereby providing a custom molded fit to that particular patients own teeth.

At least one mouthpiece (of the two provided) is required to provide therapy. The Total Splint System may be used to treat bruxism, amongst other related maladies discussed below. Bruxism is a condition in which a person grinds, or clenches their teeth. Individuals who brux may unconsciously clench or grind their teeth together during the day or at night.

Bruxism may be mild and may not even require treatment. However, it can be frequent and severe enough to lead to jaw disorders, such as pain that travels through the face, jaw or neck, stiff jaw muscles, limited jaw movement or locking of the jaw, painful clicking or popping in the jaw joint(s), headaches, including migraine headaches, damaged teeth and other problems associated with the head, neck and face. As the therapeutic requirements escalate to address bruxism, migraine headaches, and/or sleep apnea, additional elements to the Total Splint System are added.

In the case of migraine headaches, either an upper tray or lower tray may be used to control nocturnal parafunction (jaw-clenching, either in a centered or a sideways-shifted position), which are movements of teeth that are considered outside or beyond normal function. By keeping the molar (posterior) and canine (anterior) teeth from touching, thereby minimizing the intensity of muscle contraction, while minimizing the degree of jaw opening during the parafunctional events.  The therapeutic result of using the Total Splint System in this configuration is to affect the Trigeminal Nerve System.  The Trigeminal Nerve System has to two divisions:

A) Motor Root, which sends nerve impulses to the jaw muscles to make them contract; the far more massive Sensory Division (made up of the nerves that bring in information from the periphery).  B) Sensory Division is divided into three distinct segments of sensory reception (thus the term Trigeminal): First Division: Opthalmic: receives sensory input from arteries that surround the brain to around and behind the eyes Second Division: Maxillary: receives sensory input from below the eyes to the upper jaw. Third Division: Mandibular: receives sensory input for the entire lower jaw. All three divisions feed into the Trigeminal Sensory Nucleus.

The current understanding of the nature of the migraine, is that it results from a disorder of "sensory modulation", meaning that information received by the Sensory Nucleus is misinterpreted, thereby resulting in either a disproportionate response, or an inappropriate response altogether.

For example, during a migraine attack, the simple pressure changes of the fluid that surrounds the brain (resulting from the beating of the heart), is perceived as "pounding". The therapeutic goal in migraine prevention is to limit the amount of noxious sensory input (that is, to limit your migraine "triggers") to the Trigeminal Sensory Nucleus, so that it is not perceived as nociception.

Essentially, the goal is to limit as much negative input to the Trigeminal Sensory Nucleus as possible.

When considering an abnormal trigeminal system where the Sensory Nucleus is hypersensitive, it is not unusual for the Motor Division to be also hyperactive.  A hyperactive Trigeminal Motor Root results in excessive jaw muscle contraction, during certain stages of sleep, resulting in intense jaw clenching and/or vigorous teeth grinding. These two activities produce a significant bombardment of noxious input (nociception) to the Sensory Nucleus, while also being the known cause of "TMD" (temporomandibular disorders), thereby becoming a self-perpetuation of chronic headache and/or migraine.

In order for jaw clenching and teeth grinding to achieve pathologic intensity, the molars and/or canine teeth must be touching each other, or another object (like a traditional mouthpiece).

By keeping the molars and canines from touching anything during sleep, Nociception to the Trigeminal is inhibited. Minimizing jaw muscle intensity (that is, Trigeminal Motor Hyperactivity and the resultant nociception) therefore requires providing for incisor (front teeth) contact only during sleep.

Therefore the Total Splint System when configured to treat migraine limits the amount of noxious sensory input (nociception) to the Trigeminal Sensory Nucleus, so that it is not perceived as nociception.

When configured to treat sleep apnea, a common disorder that can be serious. In sleep apnea, your breathing stops or gets very shallow. Each pause in breathing typically lasts 10 to 20 seconds or more. These pauses can occur 20 to 30 times or more an hour.

The most common type is obstructive sleep apnea. That means you are unable to get enough air through your mouth and nose into your lungs. When that happens, the amount of oxygen in your blood may drop. Normal breaths resume with a snort or choking sound. People with sleep apnea often snore loudly. However, not everyone who snores has sleep apnea.

When sleep is interrupted throughout the night, a person can be drowsy during the day. People with sleep apnea are at higher risk for car crashes, work-related accidents and other medical problems.  When both trays are used in tandem with a “Hooking element” that is attached to the upper tray and can be set to engage the lower mouthpiece to maintain mandibular advancement ( of the lower jaw) while allowing anterior contact only, thereby treating and preventing obstructive sleep apnea and the complications that jaw-clenching can present.

Each component of the system can be adapted to the mouthpiece independent of the other components, or in conjunction with them, according to the nature of the confirmed diagnosis, or the condition being evaluated.

The system can provide for two independent mouthpieces that are infinitely adjustable for any dental arch width and length, and are adapted to the teeth with the thermoplastic lining material. The system provides for components that are adhered to either or both mouthpieces to facilitate a diagnosed condition by either maintaining an anterior/posterior jaw relationship, or minimizing nocturnal jaw clenching intensity (parafunction).

A dental practitioner would provide the system during a single visit, to either rule-out a suspected diagnosis, or to treat/prevent a confirmed diagnosis, without having to employ an outside dental laboratory service, which would incur considerable expense and additional visit(s) to the dentist at a later time.

Unlike current single-visit mouthpieces, which are designed to diagnose, treat or prevent a specific condition such as bruxism, the system can be configured to diagnose, treat, or prevent a plurality of conditions like bruxism, migraine, and sleep apnea.

Existing single-visit mouthpiece devices are designed to diagnose, treat, or prevent a single particular condition such as bruxism, migraine, or sleep apnea. If the device is ineffective, then another completely different device must be used to diagnose a separate condition. Current mouthpiece devices cannot be configured to diagnose a plurality of conditions, thus making the use of a plurality of devices cost and time prohibitive. The Total Splint System allows the dental practitioner to configure the device for a specific diagnosis, or to configure the device for a plurality of conditions, or to re-configure the device as the necessity of therapy dictates.

Figure 1:

1. Provision of independent maxillary [1] and mandibular [2] mouthpieces. These mouthpieces are filled with thermoplastic material and the patient is asked to bite into the softened material which when cooled conforms to that patients particular tooth arrangement, providing a custom fitting mouthpiece. The mouthpiece's occlusal surfaces provide a workable substrate to the practitioner. Each mouthpiece is segmented [3] to allow its cross-arch expansion or contraction, thereby conforming to any arch width or length.

1a. The maxillary mouthpiece can be configured to provide a receptive channel [4] for either a hooking element [5] (as in 2a) or a Discluding Element, both of which (hooking element and discluding element) are protected by US Patent No. 6,666,212 and exclusively licensed to SDI Inc, [6] (as in 2b) and/or lateral "side stops" [7] that the lower "Side Fins" [8] can engage (as in 2c);

1b. The mandibular mouthpiece provides for a surface lingual to the lower incisors [9] that a hooking element can engage, and provides a surface for "Side Fins" to be adhered to [10].

Figure 2:

2. Provision of a diagnostic or therapeutic component to either or both mouthpieces.

2a. Provision of a hooking element to the maxillary mouthpiece.

2a1. Hooking element can be set to engage lower mouthpiece to prevent mandibular retrusion while allowing anterior contact, only, thereby treating and preventing jaw clenching and the complications it presents.

2a2. Hooking element can be set to engage lower mouthpiece to maintain mandibular advancement while allowing anterior contact, only, thereby treating and preventing obstructive sleep apnea and the complications that jaw-clenching can present.

2b. Provision of a Discluding Element, which provides an anterior contact only, but not dictating or preventing any specific jaw position, thereby treating simple bruxism.

2c. Provision of "Side Fins", which prevent mandibular retrusion, meaning the lower jaw is limited as to how far it can move in a posterior direction, either in concert with the hooking element, or independently in concert with the Discluding Element.

Figure 3:

Competitive Advantages.

Presently, there is no upper and/or lower mouthpiece system that can be used for both the treatment and prevention of mild to moderate obstructive sleep apnea and medically diagnosed migraine pain. In addition, professionally provided dual-arch mouthpieces for treatment and prevention of Obstructive Sleep Apnea require at least two separate visits to the practitioner and require considerable lab fees to the practitioner, resulting prohibitive cost to the patient.  The practitioner can configure in a single visit a multi-purpose mouthpiece system that does not require the expense of an outside lab, can be configured by the practitioner to provide a variety of mouthpiece designs for the diagnosis, treatment or prevention of a plurality of conditions.

The raw materials are readily available in the USA for product manufacturing. Chairside delivery is achieved with materials supplied by the Registrant.

The Registrant believes that this new product will be effective for the treatment of mild to moderate obstructive sleep apnea, and medically diagnosed migraine pain.  The Registrant expects that growth of the importance of “The Total Splint System” to the industry segment will be of long-term duration and all patents, trademarks, licenses, franchises and concessions will gain in value.  However, the Registrant does not intend to franchise the product at this time.

The business of the industry segment is not seasonal.  The Registrant expects that after the dental community becomes aware of the product, sales will accelerate and not be affected by any particular season or month of the year.

The Registrant is confident that it presently has inventory and can maintain a more than adequate supply of the product for initial operations without burdening the limited cash resources of the Registrant.  The shelf life of the inventory items can be measured in decades.  Individual inventory items are quite small, easily stored, and not subject to theft (employee or otherwise). The extension of credit to customers will be relatively small, because the product will be sold over the phone or the Internet. In most instances payment will be required before shipment.  The rights to return of shipment will be extended to the Registrant’s customers, net of a return fee.  Since the product is being marketed to dental professionals that have experience with fitting dental devices, returns are expected to be minimal. The Registrant is confident that its suppliers will be able to provide a continuous allotment of goods. As the Registrant owns the molds used in the manufacturing process. This enables the Registrant to find another fabricating supplier in a timely manner.

The Registrant hopes to have several thousand customers in the United States and Europe. There are no present back orders for the product and the Company has no back orders for any previous period.

Competition.

The market for products intended to treat snoring, bruxism, migraine headaches and mild to moderate sleep apnea is well developed and has many competitors. The “gold standard” for treating obstructive sleep apnea is the “CPAP Machine.” The CPAP Machine provides continuous positive air pressure on the tissues of the throat to maintain adequate airflow during sleep and so reducing the apnic events during normal sleep. Many companies manufacture this equipment that is prescribed typically through the care of Ear, Nose & Throat specialist (an “ENT”) usually following a polysomnogram study in a sleep laboratory. It is common that when a patient is diagnosed with mild to moderate to severe obstructive sleep apnea they are prescribed the CPAP Machine.

The emerging treatment option in the field of sleep medicine and sleep dentistry is the use of Oral Appliance Therapy (OAT). Patients who become CPAP intolerant often choose to use an oral appliance to treat their sleep disturbed breathing. A patient may become CPAP intolerant if their nasal mucosa tissues become dried and inflamed. It is unknown how many patients are currently treated with the CPAP Machine or how many become CPAP intolerant. Oral Appliance Therapy is a convenient alternative to CPAP for some patients and the benefits include: (1) size and weight: CPAP Machines are bulky and travel restrictive, while oral appliances are small and are carried as easily as a toothbrush; and, (2) comfort: oral appliances are more comfortable than a CPAP that must be worn with a facemask and a connecting hose for air flow making restful sleep difficult.

The CPAP Machine:

Some of the Oral Appliance Therapy competitors are: Thornton Adjustable Positioner (TAP), which is a device, manufactured by licensed dental laboratories throughout the United States. The Thornton Adjustable Positioner uses the principle of cardiopulmonary resuscitation to keep the airway open in order to help patients maintain proper breathing techniques. Oxygen is allowed to flow adequately into the airway with the help of a device that holds the lower jaw forward to prevent collapse of the airway and eliminate instances of breathing cessation. With improved breathing, patients are able to get a good night's rest and give their partners a chance to sleep with decreased snoring.

The TAP:

Further, the SomnoMed MAS is a similar device that is manufactured by SomnoMed and consists of upper and lower dental plates with a unique patented fin-coupling component, which allows normal mouth opening and closing. If required, a part can be added to make the device adjustable. This feature provides incremental and adjustable levels of lower jaw advancement, which improves the effectiveness and comfort-level of treatment as the jaw is moved only as far as is required to alleviate snoring and reduce obstructive sleep apnea.

The SomnoMed MAS:

There are other companies actively researching and developing oral appliances to treat mild to moderate sleep apnea. Presently, the size of the market in the United States is unknown and the market penetration of the SomnoMed MAS and the TAP are also unknown. However, both are widely marketed and prescribed by licensed dentists and both products present competition to SDI and to Friendly Auto Dealers, Inc. post merger.

New Offices, Equipment & Employees

As a result of the closing of the Common Stock Share Exchange Agreement, the Registrant relocated its offices to 4093 Oceanside Boulevard, Suite. B, Oceanside, CA 92056. This location provides approximately 1300 square feet of space that is now being used as the sales and administrative offices of the Registrant and a warehouse to handle storage of product and shipping. The rent is $1,250 per month and the landlord is a related party of the Registrant.

Additionally, on April 1, 2011, the Registrant hired seven employees who will perform services to the Registrant including telephone and Internet sales, shipping and receiving, accounting, administration, research and development, training and information technology support.

In conjunction with acquiring its new offices and employees, the Registrant also on April 1, 2011 acquired certain personal property from a related party, including desk top computers, desks, office chairs, bookcases, ladders, shelving, copiers, printers and office supplies and a refrigerator valued at a price of $6,750 payable by the Registrant on June 15, 2011.

The Registrant began its production and sale of The Total Splint System on April 1, 2011 by and through its Internet web sites including its clinical research site: www.nti-tss.com, its e-commerce portal located at www.ordertsi.com, its patient education site located at www.headacheprevention.com, and its corporate website located at www.therapeuticsolutionsint.com.

As a result of the closing of the Common Stock Share Exchange Agreement and the Registrant’s subsequent acquisition of the above noted assets, the Total Splint System became our main operational business.  Consequently, we believe that with the closing of the Common Stock Share Exchange Agreement has caused us to cease to be a shell company if in fact we were a shell company prior to the transaction.  For information about the Common Stock Share Exchange Agreement, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 1A.

Risk Factors.

Cautionary Note

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to a number of risks and uncertainties. All statements that are not historical facts are forward-looking statements, including statements about our business strategy, the effect of Generally Accepted Accounting Principles ("GAAP") pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds and all plans, objectives, expectations and intentions and the statements regarding future potential revenue, gross margins and our prospects for fiscal 2011. These statements may appear in a number of places and can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "future," "intend," or "certain" or the negative of these terms or other variations or comparable terminology, or by discussions of strategy.

Actual results may vary materially from those in such forward-looking statements as a result of various factors that are identified in "Item 1A. Risk Factors," and elsewhere in this document. No assurance can be given that the risk factors described in this Current Report on Form 8-K are all of the factors that could cause actual results to vary materially from the forward-looking statements.  References in this Current Report on Form 8-K to the "Company," the "Registrant," "Therapeutic "we," "our," “TSOI,” and "us" refer to Therapeutic Solutions International, Inc.

Investors and security holders may obtain a free copy of the Current Report on Form 8-K and other documents filed by the Company with the Securities and Exchange Commission ("SEC") at the SEC's website at http://www.sec.gov. Free copies of the Current Report on Form 8-K and other documents filed by the Company with the SEC may also be obtained from the Company by directing a request to Therapeutic Solutions International, Inc., 4093 Oceanside Blvd, Suite B, Oceanside, California 92056.

Risk Factors Related to the Prospective Development of SDI’S Business.

The Registrant’s future business may require additional financing which will result in dilution to existing shareholders, which could in turn reduce the share price of earlier issued shares.

The Registrant may and likely will require additional capital in order to continually fund its prospective operations. The Registrant does not have any commitments for additional financing and there can be no assurance that such additional funding, if required, will be available, or if available, will be available upon favorable terms. With respect to the Registrant’s ability to obtain financing on favorable terms, it does not have significant assets to serve as loan collateral. Still further, the Registrant presently does not have a sufficient cash flow to qualify for reasonable debt financing. Insufficient funds may prevent the Registrant from implementing fully its new business strategy. In the event the Registrant raises additional funds through the issuance of equity securities, dilution to the then existing stockholders could result in the reduction of the share price of the earlier issued shares.

Lack of operations, positive cash flow and profitability could affect our ability to remain in business.

The Common Stock Share Exchange Agreement recently closed. As a result, the Registrant is just beginning to implement and develop its newly acquired business through the auspices of the SDI intellectual property licenses. The Company has not generated revenues to date, and if we do not successfully generate positive cash flow and hence become profitable, we may not be able to remain in business.

Uncertainty of commercial success may affect our ability to remain in business.

With respect to the Registrant’s potential revenue and profitability based upon its marketing and sales of the Total Splint System, the Registrant may not be able to achieve commercial success. Furthermore, the industry segment is characterized by rapid change and growth.  If the Registrant fails to achieve commercial success, it will continue to suffer net losses and we may have to go out of business.

Dependence on management will affect our profitability.

Future success is also dependent on the Registrant’s ability to identify, hire, train and retain other qualified managerial and other employees. Competition for these individuals is intense and increasing. The Registrant may not be able to attract, assimilate, or retain qualified technical and managerial personnel and its failure to do so could have a material adverse effect on the business, financial condition and results of operations.

Only portions of the SDI intellectual property are patented, and our ability to market and develop the Total Splint System may be subject to adverse claims by others.

The intellectual property acquired by the Registrant is only partially protected by patents. While Boyd Research, Inc. has applied for patents related to that portion of the design of the Total Splint System that is not protected by an issued patent, there is no guarantee that any such patent will be issued by the U.S. Patent and Trademark Office, and there is no guarantee that an adverse claimant will not make a claim or take adversary actions against the patent applications currently under review. In the event that no patents are issued related to the pending patent applications, the Registrant’s ability to conduct its new business and launch its operations may be materially impaired and thereby have a material adverse effect on business, financial condition and results of operations.

Dependence on proprietary technology and risks of third party infringement claims could adversely affect our business and results of operations.

Although the Registrant has received partial patent protection for the Total Splint System, pending measures to protect its prospective proprietary rights may be inadequate to prevent misappropriation of such rights or that our competitors will not independently develop or patent technologies that are substantially equivalent to or superior to our technologies. Additionally, although we believe that our products and technologies do not infringe upon the proprietary rights of any third parties, that third parties may assert infringement claims against products and technologies that we license, or has the rights to use, from third parties. Any such claims, if proved, could materially and adversely affect our business and results of operations. In addition, though any such claims may ultimately prove to be without merit, the necessary management attention to, and legal costs associated with litigation or other resolution of such claims could materially and adversely affect our business and results of operations.

The results of research and development efforts are uncertain and we may not be able to compete effectively in the marketplace.

The Registrant will need to make additional research and development expenditures to remain competitive. While we perform usability and beta testing of new products, the products we are currently developing or may develop in the future may not be technologically successful. If they are not technologically successful, the resulting products may not achieve market acceptance and these products may not compete effectively with products of competitors currently in the market or introduced in the future. If we are unsuccessful in the marketplace, it may affect our ability to remain in business.

Risks Related to the Registrant’s Common Stock.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue activities in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. As such we may have to cease activities and you could lose your investment.

We lack an operating history and have losses that we expect to continue into the future. As a result, we may have to suspend or cease activities, which would result in a complete loss of any investment made into the Company.

We were incorporated on August 6, 2007 and we have not started our proposed business activities or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. As of December 31, 2010 our net loss since inception is $2,104,724.  Based upon current plans, we expect to incur operating losses in future periods. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease activities.

We are subject to the requirements of section 404 of the Sarbanes-Oxley Act. If we are unable to timely comply with section 404 or if the costs related to compliance are significant, our profitability, stock price and results of operations and financial condition could be materially adversely affected.

We are required to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002, which require us to maintain an ongoing evaluation and integration of the internal controls of our business. We were required to document and test our internal controls and certify that we are responsible for maintaining an adequate system of internal control procedures for the year ended December 31, 2010. In subsequent years, our independent registered public accounting firm will be required to opine on those internal controls and management’s assessment of those controls. In the process, we may identify areas requiring improvement, and we may have to design enhanced processes and controls to address issues identified through this review.

We evaluated our existing controls for the year ended December 31, 2010. Our Chief Executive Officer and Chief Financial Officer identified material weaknesses in our internal control over financial reporting and determined that we did not maintain effective internal control over financial reporting as of December 31, 2010. The identified material weaknesses did not result in material audit adjustments to our 2010 financial statements; however, uncured material weaknesses could negatively impact our financial statements for subsequent years.

We cannot be certain that we will be able to successfully complete the procedures, certification and attestation requirements of Section 404 or that our auditors will not have to report a material weakness in connection with the presentation of our financial statements. If we fail to comply with the requirements of Section 404 or if our auditor’s report such material weakness, the accuracy and timeliness of the filing of our annual report may be materially adversely affected and could cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

In addition, a material weakness in the effectiveness of our internal controls over financial reporting could result in an increased chance of fraud and the loss of customers, reduce our ability to obtain financing and require additional expenditures to comply with these requirements, each of which could have a material adverse effect on our business, results of operations and financial condition.

Further, we believe that the out-of-pocket costs, the diversion of management’s attention from running the day-to-day operations and operational changes caused by the need to comply with the requirements of Section 404 of the Sarbanes-Oxley Act could be significant. If the time and costs associated with such compliance exceed our current expectations, our results of operations could be adversely affected.

The Company’s stock price may be volatile.

The market price of the Registrant’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Registrant’s control, including the following:

•

Additions or departures of key personnel;

•

Limited “public float” following the Common Stock Share Exchange, in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for the common stock;

•

Sales of the common stock;

•

The Company’s ability to execute its business plan;

•

Operating results that fall below expectations;

•

Loss of any strategic relationship;

•

Industry developments;

•

Economic and other external factors; and

•

Period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

There is currently no liquid trading market for the Company’s common stock and the Company cannot ensure that one will ever develop or be sustained.

There is currently no liquid trading market for the Registrant’s common stock. The Registrant cannot predict how liquid the market for the Registrant’s common stock might become. The Registrant’s common stock is currently approved for quotation on the OTCQB Market (also known as the “Pink Sheets”) trading under the symbol TSOI. The Registrant currently does not satisfy the initial listing standards, and cannot ensure that it will be able to satisfy such listing standards on a higher exchange, or that its common stock will be accepted for listing on any such exchange. Should the Registrant fail to satisfy the initial listing standards of such exchanges, or its common stock be otherwise rejected for listing and remain on the OTCQB Market or be suspended from the OTCQB Market, the trading price of the Registrant’s common stock could suffer, the trading market for the Registrant’s common stock may be less liquid and the Registrant’s common stock price may be subject to increased volatility.

The Company’s common stock may be deemed a “penny stock”, which would make it more difficult for investors to sell their shares.

The Company’s common stock is subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

Offers or availability for sale of a substantial number of shares of the Company’s common stock may cause the price of the Company’s common stock to decline.

If the Company’s stockholders sell substantial amounts of common stock in the public market, or upon the expiration of any statutory holding period, under Rule 144, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of the Company’s common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult the Company’s ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that the Company deems reasonable or appropriate. Additional shares of common stock will be freely tradable upon the earlier of: (i) effectiveness of the registration statement the Company is required to file; and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act.

Provisions of the Company’s Certificate of Incorporation and Nevada law could deter a change of control, which could discourage or delay offers to acquire the Company.

Provisions of the Company’s Articles of Incorporation and Nevada law may make it more difficult for someone to acquire control of the Company or for the Company’s stockholders to remove existing management, and might discourage a third party from offering to acquire the Company, even if a change in control or in management would be beneficial to stockholders.  For example, Article VIII of the Articles of Incorporation provides that there shall be no cumulative voting for any purpose, including the election of directors of the Company.  Inasmuch as the insiders of the Company own common stock and options on common stock representing approximately 79% of the issued and outstanding common stock of the Company, such holders will be able to elect all of its directors at a general or special meeting.  There is no cumulative voting to give a minority shareholder the right to elect a director. This may have an anti-takeover effect.  Similarly, the Company’s Articles provides for indemnification of directors, officers, employees or agents of the Company to the fullest extent permitted by Nevada law pursuant to NRS 78.502 and NRS 78.751, as well as successor provisions.  Such indemnification could enable the Company’s board of directors to take actions that would discourage a third party takeover attempt with impunity; other than a lawsuit by or in the right of the Company, for which indemnification is not available.

Volatility in the Company’s common stock price may subject the Company to securities litigation.

The market for the Company’s common stock is characterized by significant price volatility when compared to seasoned issuers, and the Company expects that its share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. The Company may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The elimination of monetary liability against the Company’s directors, officers and employees under the Company’s Articles of Incorporation and Nevada law, and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

Article XI of the Registrant’s Articles of Incorporation provides that the Company shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS 78.7502 and NRS 78.751 or any other law then in effect or as it may hereafter be amended. Further Article XI provides that the Company shall indemnify each present and future director, officer, employee or agent of the Company who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup.  These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties even though such actions, if successful, might otherwise benefit the Company and its stockholders.  However, legal actions brought “by or in the right of the Company,” so called shareholder derivative actions, are expressly carved out from the indemnification rights of directors, officers, employees or agents of the Company and such director, officer, employee or agent would not be entitled to indemnification in the event of such a lawsuit.

To the extent that the legal expenses of a director, officer, employee or agent are paid for by the Company pursuant to its indemnification obligations, a potential litigant may be deterred from bringing a lawsuit against a director, officer, employee or agent because it may be costly to the litigant but not to the indemnified party.

We are Not Likely to Pay Cash Dividends in the Foreseeable Future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate.

Post-Merger Risks Related to the Closing of the Common Stock Share Exchange Agreement.

After Closing of the Common Stock Share Exchange Agreement, James P. Boyd, D.D.S., will beneficially owns 79.0% of the Company’s outstanding common stock, which gives him control over certain major decisions on which the Company’s stockholders may vote, which may discourage an acquisition of the Company.

As a result of the Share Exchange, James P. Boyd, D.D.S. will beneficially own 79.0% of the Company’s outstanding shares. The interests of Dr. Boyd may differ from the interests of other stockholders. As a result, Dr. Boyd will have the right and ability to control virtually all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders may vote, including the following actions:

•

Electing or defeating the election of directors;

•

Amending or preventing amendment of the Company’s Certificate of Incorporation or By-laws;

•

Effecting or preventing a merger, sale of assets or other corporate transaction; and

•

Controlling the outcome of any other matter submitted to the stockholders for vote.

The Company’s stock ownership profile may discourage a potential acquirer from seeking to acquire shares of the Company’s common stock or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public entity, the Company expects these new rules and regulations to increase compliance costs in 2011 and beyond and to make certain activities more time consuming and costly. As a public entity, the Company also expects that these new rules and regulations may make it more difficult and expensive for the Company to obtain director and officer liability insurance in the future and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for the Company to attract and retain qualified persons to serve as directors or as executive officers.

Because SDI became public by means of a share exchange, the Company may not be able to attract the attention of major brokerage firms.

There may be risks associated with SDI becoming public through a share exchange. Specifically, securities analysts of major brokerage firms may not provide coverage of the Company since there is no incentive to brokerage firms to recommend the purchase of the Company’s common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of the Company.

Item 2A.

Financial Information.

Attached as Exhibit 99.

Item 3.

Properties.

The Company rents corporate and administrative offices and warehouse located at 4093 Oceanside Boulevard, Suite B, Oceanside, California, and our telephone number is (760) 295-7208. This has now become our main offices as a result of the closing of the Common Stock Share Exchange Agreement.

The Company does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  The Company does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

ITEM 4

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table provides the names and addresses of each person known to the Company to own more than 5% of the outstanding common stock as of March 31, 2011 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of class	Name and address of beneficial owner[1]	Amount of Beneficial ownership	Percent of class

Common Stock	James P. Boyd	235,491,933	79.90
Common Stock	Timothy G. Dixon	15,031,400	5.10
All directors and executive officers as a group		250,523,333	85.00

The percent of class is based on shares of common stock issued and outstanding as of March 31, 2011.

1 For the purposes of this tabular information, the address of each beneficial owner is 4093 Oceanside Boulevard, Suite B, Oceanside, CA 92043.

Item 5.

Directors and Officers.

The Company’s executive officer and director and his respective age as of March 31, 2011 are as follows:

Directors:

Name of Officer	Age
James P. Boyd	53
Timothy G. Dixon	53

Executive Officer:

Name of Officer	Age	Office
Timothy G. Dixon	53	President, Chief Financial Officer, Secretary

The term of office for each director is one year, or until the next annual meeting of the shareholders.

Biographical Information

Dr. James P. Boyd

James P. Boyd, DDS was educated at the University of Southern California, receiving his baccalaureate degree in 1981 and his postgraduate degree in Dentistry in 1985. Dr. Boyd founded the Headache Prevention Institute in Bloomfield Hills, Michigan in 1995, and through 1999 exclusively treated patients suffering from chronic tension-type headache, migraine, and jaw disorders. The FDA approved the NTI for marketing to dentists for the prevention of TMJ syndrome in July of 1998.  Having served its research and development purpose, HPI closed in March of 1999.  In June of 2001, the FDA approved the NTI device for the prevention of medically diagnosed migraine pain.

Dr. Boyd is the past Director of Research and Senior Clinical Instructor at the White Memorial Medical Center Craniofacial/TMD clinic in Los Angeles and currently practices with Andrew Blumenfeld, MD, (a neurologist specializing in migraine) at The Headache Center, part of the Neurology Center at the Scripps Hospital campus in Encinitas, California and lectures throughout the U.S. and internationally. Dr. Boyd served as the CEO of NTI-TSS, Inc from 2000 to 2009; presently serves as the CEO of TMD Courses, Inc. from March 2010 to present; and as the CEO of SDI from September 2010 to present.  Dr. Boyd holds a Doctorate degree (DDS) from the University of Southern California School of Dentistry with Special Recognition by the Dean for Outstanding Achievement, Service and Contribution.

Dr. Boyd has the following professional publications to his credit:

“Intractable Migraine Headache Reduction With a Targeted Approach to Reduce Trigeminal Nerve Activity Using the NTI Tension Suppression System: A Case Study”, present at the American Headache Society Scientific Session, Los Angeles, June, 2006;

“Taming Destructive Forces Using a Simple Tension Suppression Device” PostGrandDent, 2000;

“Trigeminal Pharyngioplasty: Treatment of the Forgotten Accessory Muscles of Mastication Which Are Associated With Orofacial Pain and Ear Symptomology” Journal of Pain Management, July 2002;

"TM Disorders and referred symptomatology: Etiology, Pathogenia and Management" accepted for publication Journal of Pain Management; and,

"TM Disorders: Aural Symptoms and Craniofacial Pain" accepted for publication Journal of Pain Management.

Dr. Boyd has not filed a petition under the Federal bankruptcy laws or any state insolvency law. Further no court has ever appointed a receiver, fiscal agent or similar officer for the business or property of Dr. Boyd, or for any partnership in which he was a general partner at or within two years before the time of this filing, or any corporation or business association of which he was an executive officer at or within two years before the time of this filing.

Dr. Boyd has not been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses).

Dr. Boyd has not been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting him from engaging in any kind of business activity or engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws.

At no time has Dr. Boyd been involved in any transaction to date involving the Company where the Company was or is a participant and in which Dr. Boyd will have a direct or indirect material interest other than the Common Stock Share Exchange Agreement.

Dr. Boyd will not serve as an independent director.

Mr. Timothy G. Dixon

Timothy G. Dixon will serve as a Director, President and Chief Financial Officer of the Company after closure of the Common Stock Share Exchange Agreement. Mr. Dixon began working with Dr. Boyd in 1995 while Dr. Boyd was conducting clinical research at the Headache Prevention Institute on the effects of nocturnal parafunction on patients who suffered from headaches and migraine. Mr. Dixon originally provided IT Services to support Dr. Boyd's work.  Mr. Dixon presently serves as the President of MxThree Dimensional Media from 2004 to present; as the President of TMD Courses, Inc. from 2006 to present and; as the President of SDI from September 2010 to present. Mr. Dixon has worked in the field of Dentistry with Dr. Boyd since 1995 and has attended hundreds of hours of continuing dental education throughout the years and has produced many educational DVD’s used by dental professionals world wide on the subject of parafunctional control, migraine prevention, therapeutic botox injections, migraine pathophysiology, dental sleep medicine, and NTI therapeutic protocol.

Mr. Dixon has not filed a petition under the Federal bankruptcy laws or any state insolvency law. Further no court has ever appointed a receiver, fiscal agent or similar officer for the business or property of Mr. Dixon, or for any partnership in which he was a general partner at or within two years before the time of this filing, or any corporation or business association of which he was an executive officer at or within two years before the time of this filing.

Mr. Dixon has not been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses).

Mr. Dixon has not been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting him from engaging in any kind of business activity or engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws.

At no time has Mr. Dixon been involved in any transaction to date involving the Company where the Company was or is a participant and in which Mr. Dixon will have a direct or indirect material interest.

Mr. Dixon is not an independent director.

Item 6.

Executive Compensation.

Summary Compensation Table

Name and principal position	Fiscal Year	Salary	Bonus	Other annual compensation	Restricted stock award(s)	Securities underlying options/ SARs	LTIP payouts	All other compensation
James P. Boyd Director.	2011	0	0	0	0	0	0	0
Timothy G. Dixon Director, President	2011	0	0	0	0	0	0	0

There has been no cash payment paid to the executive officer for services rendered in all capacities for the period ended March 31, 2011. There has been no compensation awarded to, earned by, or paid to the executive officer for the fiscal period ended March 31, 2011.

Stock Option Grants

We did not grant any stock options to the executive officer during the most recent fiscal period ended March 31, 2011.

Compensation Committee

We have not formed an independent Compensation Committee.

Item 7.

Certain Relationships and Related Transactions and Director Independence.

As was previously reported in a Current Report on Form 8-K filed on November 18, 2010, the Registrant entered into a Material Definitive Agreement entitled: Common Stock Share Exchange Agreement effective November 16, 2010 to acquire all of the issued and outstanding stock of SDI, a California corporation based in Oceanside, California (“SDI”).  SDI is a development stage company whose business plan is focused on the development, production and marketing of cost effective technologies and therapeutic modalities for the treatment and prevention of common neurologic, sleep and temporomandibular disorders. The Common Stock Share Exchange Agreement closed on March 31, 2011.

Under the terms of the Common Stock Share Exchange Agreement, the Registrant agreed to adopt amendments to it’s articles of incorporation, prior to the closing, to increase its shares of authorized common stock from 70,000,000 to 700,000,000; and, to change the Company’s name to Therapeutic Solutions International, Inc. The Registrant filed a Current Report on Form 8-K on March 18, 2011 notifying the Commission that it’s Articles of Incorporation was amended to increase the number of authorized shares to 700,000,000 and the name of the Registrant was changed to Therapeutic Solutions International, Inc. The Registrant’s trading symbol on the OTC-QB Market was changed from “FYAD” to “TSOI.”

After completion of the foregoing, the Registrant agreed to issue to SDI’s two shareholders, Dr. James P. Boyd and Mr. Timothy G. Dixon, a total of two hundred and fifty million, five hundred and twenty three thousand, three hundred and thirty three (250,523,333) restricted common shares representing 85.00% of the total number of issued and outstanding shares of the Registrant, and SDI agreed to tender in transferable and assignable condition to the Registrant, one thousand (1,000) common shares representing 100% of the issued and outstanding shares of SDI all of which having been legally issued, fully paid, are non-assessable and not issued in violation of the preemptive rights of any other person. This transaction was intended to qualify as a tax-free exchange pursuant to Sections 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

Prior to the closing of the Common Stock Share Exchange Agreement, there was no material relationship between the Registrant and SDI.

However, it should be noted that the Registrant previously reported in a Current Report on Form 8-K filed on May 18, 2010, that it entered into a material definitive agreement not made in the ordinary course of its business with TMD Courses, Inc., a California Corporation (“TMD”). TMD’s sole directors and shareholders were also Dr. James P. Boyd and Mr. Timothy G. Dixon. The material definitive agreement between the Registrant and TMD provided that the Registrant would acquire the business of TMD in an exchange of common stock that was intended to qualify as a tax-free exchange pursuant to Sections 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The material definitive agreement was intended to close not later than July 31, 2010. However, the parties did not close the material definitive agreement by July 31, 2010 and the transaction and agreement terminated due to the expiration of time. The Registrant reported the termination of the material definitive agreement on Form 8-K filed on August 2, 2010, and also disclosed the relationship and transaction in its Form 14C filings on January 19, 2011 and February 15, 2011.

Aside from the foregoing, the Registrant had no other material relationship with Dr. James P. Boyd, Mr. Timothy G. Dixon or TMD prior to the closing of the Common Stock Share Exchange Agreement on March 31, 2011.

Item 8.

Legal Proceedings.

None.

Item 9.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Our common stock is quoted on the OTC Markets under the ticker symbol TSOI.  The stock trades are limited and sporadically; there is no established public trading market for our common stock. In 2010 our stock traded at a high of $0.30 and a low of $0.01. As of the date of this report there are approximately 118 shareholders of our common stock.

The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Transfer Agent and Registrar

The Transfer Agent for our common stock is Presidents Stock Transfer, with an address at 850 West Hastings Street Suite 900 Vancouver BC V6C 1E1 Canada. President Stock Transfer’s telephone number is (604) 876-5526.

Penny Stock Regulations

The SEC has adopted regulations that generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealers presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our common stock will be made at the discretion of our board of directors out of funds legally available for such purpose.  We are under no contractual obligations or restrictions to declare or pay dividends on our shares of common stock.  In addition, we currently have no plans to pay such dividends. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future.  See “Risk Factors.”

Equity Compensation Plan Information

In March 2009, the Company adopted a 2009 Stock Incentive Plan (“the Plan”). Pursuant to the Plan, the Company may grant stock awards to employees and contractors as compensation for services rendered on behalf of the Company.

The stock award value shall be no less than 85 percent of the fair market value of the common stock on the date of issuance. The maximum numbers of shares that can be issued pursuant to the Plan are 10,000,000 shares.

On various dates in 2009, the Company issued shares of its common stock pursuant to the Plan to various consultants as compensation for services to be rendered in assisting the Company with its operations and business plan. The stock awards were valued at 85 percent of the fair market value of the stock on the date of the award in accordance with the Plan. A total of 1,765,000 shares of the Company's common stock were issued.

In 2010 the Company issued no shares under the Plan, and in 2011 to date the Company has issued no shares under the Plan, and has no intent to issue any shares under the Plan.

Item 10.

Recent Sales of Unregistered Securities.

As a result of the closing of the Common Stock Share Exchange Agreement the Registrant issued of two hundred and fifty million, five hundred and twenty three thousand three hundred and thirty three (250,523,333) restricted common shares in a private transaction to the shareholders of SDI, James P. Boyd and Timothy G. Dixon.

On November 16, 2010, the Registrant and SDI entered into the Common Stock Share Exchange Agreement noted above. The transaction required the Registrant to (i) increase its number of authorized common shares from 70,000,000 to 700,000,000, (ii) change its name from Friendly Auto Dealers, Inc. to Therapeutic Solutions International, Inc., then (iii) issue to SDI, in exchange for all of SDI’s issued and outstanding common stock, 250,523,333 restricted common shares in the Registrant and (iv) appoint Dr. James P. Boyd and Mr. Timothy G. Dixon directors of the Company, with the Registrant’s previous sole director, Mr. Gerry Berg, resigning. As noted, all of the conditions to closing of the Common Stock Share Exchange Agreement were satisfied and with the issuance of 250,523,333 restricted common shares to SDI by the Registrant, 85.00% of the total number of issued and outstanding shares eligible to vote are now controlled by SDI’s shareholders Dr. James P. Boyd and Mr. Timothy G. Dixon.

In agreeing to issue to SDI and its shareholders James P. Boyd and Timothy G. Dixon shares of the Company’s common stock pursuant to the Common Stock Share Exchange Agreement, the Company relied on the following exemptions from the registration requirements of Section 5 of the SEC Act: Section 4.6—the Accredited Investor Exemption—contained in Rule 506 of Regulation D pursuant to the Securities Act that exempts from registration offers and sales of securities to accredited investors when the total offering price is less than $5 million, and where the Registrant did not engage in public advertising or solicitation in connection with the transaction and the shares issued by the Registrant contain re-sale restrictions; and, Section 4.2—the Accredited Investor Exemption—contained in Rule 506 of Regulation D pursuant to of the Securities Act which provides that an issuer may sell an unlimited amount of stock to accredited investors without general solicitation or advertising as long as the issuer answers questions, delivers documents to participating non-accredited investors, provides financial statements consistent with Rule 505 and issues restricted shares.

Item 11.

Description of Registrant’s Securities to be Registered.

The following description of our capital stock is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by our Articles of Incorporation and Bylaws, and by the applicable provisions of Nevada state law.

Common Stock

Our authorized capital stock consists of 700,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”) of which 130,425,000 shares are issued and outstanding as of March 31, 2011 and 5,000,000 shares of preferred common stock, $0.001 par value per share (the “Preferred Stock”) of which 0 shares are issued and outstanding as of March 31, 2011.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our common stock will be made at the discretion of our board of directors out of funds legally available for such purpose.  We are under no contractual obligations or restrictions to declare or pay dividends on our shares of common stock.  In addition, we currently have no plans to pay such dividends. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future.  See “Risk Factors.”

Voting Rights

Holders of Common Stock are entitled to one (1) vote for each share of Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Company.

Item 12.

Indemnification of Directors and Officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Nevada law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

Nevada law

Section 78.751 of the Nevada General Corporation Laws provides as follows: “78.751 Indemnification of officers, directors, employees and agents; advance of expenses. 1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint  venture,  trust  or  other enterprise,  against expenses, including attorney's fees, judgments, fines and amounts paid  in settlement  actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in  a manner which he reasonably believed to be in or not opposed to  the  best interests of the corporation, and, with respect  to any  criminal  action or proceeding, had no reasonable cause to believe  his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding,  he had reasonable cause to believe that his conduct was lawful.”

“A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint  venture, trust or other enterprise against expenses,  including  amounts paid in settlement  and attorneys' fees  actually and reasonably incurred by him in connection with the  defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be  in or  not  opposed  to  the  best  interests  of  the corporation.”

“Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses  as the court deems proper.”

“To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.”

“Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders: (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit  or proceeding  must be paid by the corporation as they are incurred and  in  advance of the final disposition of the action, suit  or proceeding, upon receipt of an undertaking by or on behalf of the director  or  officer  to repay the amount if  it  is ultimately determined by a court of competent jurisdiction that he  is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.”

“The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:  (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or  for the advancement of expenses made pursuant to subsection 5, may not be made  to  or  on  behalf of any director or officer if  a final adjudication  establishes  that his  act  or omissions involved intentional misconduct, fraud or a knowing violation of  the law and  was  material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange  Commission such indemnification is against  public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities  (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to  a  court  of  appropriate jurisdiction the question whether  such indemnification by it is against public policy  as expressed in the Securities Act and will be governed by the final adjudication of such issue.”

Item 13.

Financial Statements and Supplementary Data.

Please see our financial statements attached as Exhibit 99.1, 99.2 and 99.3 of this Current Report.

Item 14.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.

Financial Statements and Exhibits.

3.1

Amendment to Articles of Incorporation to increase the Company’s authorized common stock from 70,000,000 to 700,000,000; and, to change the Company’s name to Therapeutic Solutions International, Inc. incorporated by reference as filed in a Current Report on Form 8-K on March 18, 2011.

10.1	Common Stock Share Exchange Agreement dated November 16, 2010 incorporated by reference as Exhibit E to Form 14-C as filed on February 15, 2011.

10.2	Exclusive Licensing Agreement from Boyd Research, Inc. to Splint Decisions Inc. dated October 22, 2010 incorporated by reference as Exhibit G to Form 14-C as filed on February 15, 2011.

10.3

Agreement for the Assignment of an Exclusive License Agreement for Intellectual Property Including Patents and Patents Pending from Splint Decisions Inc. and Boyd Research, Inc. to Friendly Auto Dealers, Inc. dated November 16, 2010 incorporated by reference as Exhibit H to Form 14-C as filed on February 15, 2011.

99.1	Audited Financial Statements for Therapeutic Solutions International Inc., for the years ended December 31, 2010 and 2009 incorporated by reference as filed on Form 10-K on March 30, 2011.

99.2	Audited Financial Statements for Splint Decisions Inc, for the year ended December 31, 2010.

99.3	Pro Forma Consolidated Financial Information for Therapeutic Solutions International Inc. and Splint Decisions Inc. as of December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC. (Registrant)

Date April 6, 2011

By /s/ Timothy G. Dixon

Timothy G. Dixon, PRESIDENT